Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Inseego Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per shar	(1)	Other	767,165	$11.19	$8,584,576.35	0.0001381	$1,185.53

Total Offering Amounts:							$8,584,576.35		1,185.53
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,185.53

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered of issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock quoted on The Nasdaq Global Select Market on March 23, 2026.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, par value $0.001 per share	(1)	5,956,241	$66,292,963.00	S-1	333-283913	12/30/2024

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Prospectus Note(s):

(1)	No registration fee is payable in connection with the up to 5,956,241 shares of common stock, par value $0.001 per share ("Common Stock") that were previously registered under Form S-1 (File No. 333-283913), originally filed with the SEC on December 19, 2024 and subsequently declared effective on December 30, 2024 (the "Existing Registration Statement," as amended and/or supplemented), because such shares are being transferred from the Existing Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). See the section entitled "Explanatory Note" in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.